Exhibit 99.1

Tandy Brands Accessories, Inc.	Investor Relations
Rod McGeachy	Beacon Street Group
Chief Executive Officer	Kenneth E. Pieper
817-548-0090	972-491-2153

Tandy Brands Accessories Reports Third Quarter Fiscal 2009 Financial Results

Arlington, Texas (May 14, 2009) – Tandy Brands Accessories (Nasdaq GM: TBAC) today reported financial results for the third quarter of fiscal 2009.

For the third fiscal quarter ended March 31, 2009, the company reported a net loss of $12.3 million, or $1.78 per share, on net sales of $25.1 million compared to a net loss of $2.2 million, or $0.32 per share, on net sales of $30.1 million for the quarter ended March 31, 2008. The 2009 third fiscal quarter results include a noncash inventory write-down of $7.5 million, and a charge of $844,000 associated with a corporate restructuring plan announced in January 2009.

For the nine months ended March 31, 2009, the company reported a net loss of $12.6 million, or $1.82 per share, on net sales of $102.6 million compared to a net loss of $44.6 million, or $6.52 per share, on net sales of $119.1 million for the nine months ended March 31, 2008. The prior year nine-month results include charges of $36.5 million associated with the write-down of inventory ($18.7 million) and goodwill and other intangible assets ($17.8 million).

Quarter Review
The company attributed the decline in net sales to the ongoing weak economic environment as consumers continued to cut back on spending and the company’s retail partners maintained an extremely conservative approach to inventory replenishment. In addition, the company’s financial results were significantly impacted by the noncash write-down of $7.5 million of inventory as a result of management’s decision to implement a new inventory life-cycle management program and move away from low margin products with either small shipping quantities or slow turn-over rates.

“The retail environment continues to be very challenging, and our sales results reflect those difficulties.” said Rod McGeachy, president and chief executive officer of Tandy Brands. “Nonetheless, we are taking the necessary steps to help ensure that we are well-positioned for the future. Our two key objectives are to stabilize our operating platform and to drive profitable growth. Thus, we are keeping a tight control on expenses while simultaneously upgrading our management team. Also, we’re investing in profitable growth initiatives while making sure our product offerings are market-right and carefully controlled from an inventory perspective.”

During the quarter, the company announced that it employed several new key executives, including: Hilda McDuff as Chief Merchandising Officer (CMO) and Kristin Sperling as Vice President of Sourcing. Furthermore, the company announced in January an organizational restructuring plan that identified more than $3 million in anticipated annualized savings.

“We have built a management team which will provide us with capability-based advantages. And we will continue to streamline our cost structure in order to stabilize our operating platform, improve our profitability and invest for growth,” said Mr. McGeachy.

In an effort to drive profitable growth, on March 31, 2009, Tandy announced it is launching an Eyewear Division, which expands the company’s presence as a leading fashion accessories company into the emerging new category of reading glasses. Since the close of the quarter, Tandy announced it has signed a definitive agreement to purchase certain strategic assets from Chambers Belt Company, including certain existing inventory and manufacturing assets in Mexico, and intellectual property including the rights to the Chambers name. Each of these measures is expected to benefit fiscal 2010, which begins July 1, 2009.

“These product additions and acquisitions should have an immediate and accretive impact on our financial results in fiscal 2010,” said Mr. McGeachy.

Financial Position
Borrowing availability under the company’s credit facility was $20 million and outstanding borrowings were $468,000 at quarter’s end. Effective March 31, 2009, the company amended its credit facility reducing the credit line to $27.5 million from $35 million.

“Our strong financial position has enabled us to take advantage of certain opportunities to accelerate our strategic growth plans, such as the Chambers Belt acquisition,” said Mr. McGeachy. “And we will continue to look at other organic and acquisitive opportunities that will provide profitable growth.”

Conference Call
The company has scheduled a conference call for 5 p.m. ET on May 14, 2009. Parties interested in participating in the conference call may dial-in at 877-407-9205, while international callers may dial-in at 201-689-8054. A replay of the call will be available through May 28, 2009 and can be accessed by dialing 877-660-6853, or 201-612-7415 for international callers, and entering account number 286 and conference ID number 321435. The conference call will be broadcast live at www.InvestorCalendar.com.

About Tandy Brands Accessories, Inc.
Tandy Brands Accessories, Inc. designs and markets fashion accessories for men, women and children. Key product categories include belts, wallets, suspenders, gifts, and sporting goods. Merchandise is sold under various national brand names as well as private labels to all major levels of retail distribution, including the e-commerce web sites for Rolfs® at www.rolfs.net and Sport Beads at www.sport-beads.com.

Safe Harbor Language
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the company’s actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the industry in general and in the company’s specific market areas, inflation, changes in costs of goods and services and economic conditions in general and in the company’s specific market area. Those and other risks are more fully described in the company’s filings with the Securities and Exchange Commission.

Tandy Brands Accessories, Inc. And Subsidiaries
Unaudited Consolidated Statements Of Operations
(in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	March 31		March 31
	2009	2008	2009	2008
Net sales	$25,051	$30,066	$102,612	$119,147
Cost of goods sold	15,876	18,387	65,666	77,559
Inventory write-down	7,504	—	7,504	18,725

	23,380	18,387	73,170	96,284

Gross margin	1,671	11,679	29,442	22,863
Selling, general and administrative expenses	13,085	12,464	39,533	42,868
Depreciation and amortization	444	699	1,487	2,594
Goodwill and other intangibles impairment	—	—	—	17,774
Restructuring charges	844	612	844	1,050

Total operating expenses	14,373	13,775	41,864	64,286

Operating loss	(12,702)	(2,096)	(12,422)	(41,423)
Interest expense	(140)	(177)	(508)	(1,287)
Other income	43	3	148	52

Loss before income taxes	(12,799)	(2,270)	(12,782)	(42,658)
Income taxes (benefit)	(521)	(58)	(176)	1,980

Net loss	$(12,278)	$(2,212)	$(12,606)	$(44,638)

Loss per common share	$(1.78)	$(0.32)	$(1.82)	$(6.52)
Loss per common share assuming dilution	$(1.78)	$(0.32)	$(1.82)	$(6.52)
Cash dividends declared per common share	$—	$0.04	$0.04	$0.12
Common shares outstanding	6,914	6,869	6,945	6,850
Common shares outstanding assuming dilution	6,914	6,869	6,945	6,850

Tandy Brands Accessories, Inc. And Subsidiaries
Unaudited Consolidated Balance Sheets
(in thousands)

	March 31	June 30
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$2,231	$2,855
Accounts receivable	17,104	22,147
Inventories	25,744	35,535
Other current assets	7,104	8,783

Total current assets	52,183	69,320
Property and equipment	4,233	5,382
Other assets:
Intangibles	2,822	3,069
Other assets	702	1,617

Total other assets	3,524	4,686

	$59,940	$79,388

Liabilities And Stockholders’ Equity
Current liabilities:
Accounts payable	$6,794	$10,312
Accrued expenses	6,308	5,361
Note payable	468	363

Total current liabilities	13,570	16,036
Other liabilities:
Supplemental executive retirement obligation	—	1,893
Other liabilities	2,622	3,581

Total other liabilities	2,622	5,474
Stockholders’ equity:
Preferred stock, $1.00 par value, 1,000 shares authorized, none issued	—	—
Common stock, $1.00 par value, 10,000 shares authorized, 7,037 shares and 7,049 shares issued and outstanding	7,037	7,049
Additional paid-in capital	34,808	34,840
Retained earnings	2,449	15,337
Other comprehensive income	570	1,666
Shares held by Benefit Restoration Plan Trust	(1,116)	(1,014)

Total stockholders’ equity	43,748	57,878

	$59,940	$79,388